Exhibit 10.12

No.: 0380300008-2017 N (N. E.) Z. No. 00083

Online Revolving Loan Contract

(Enterprise Edition) (2016 Version)

Special note: This Contract is concluded and entered into by and between lending and borrowing parties per consultation pursuant to law on the basis of equality and voluntariness, and all contract terms and conditions are demonstrating the genuine intention of both parties. In order to safeguard legal rights and interests of the Borrower, the Lender hereby reminds the Borrower to pay adequate attention to all terms and conditions regarding the rights and obligations of both parties, especially the contents in bold.

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Lender:	Industrial and Commercial Bank of China Limited Qingdao Shinan Second Sub-branch

Domicile (address):	No. 12, Hong Kong Middle Road, Shinan District, Qingdao City

Borrower:	Qingdao Tiandihui Foodstuffs Co., Ltd.

Legal representative:	Cui Rongfeng

Domicile (address): Post Code: 266000 Tel: /	No. 2521, Tiejueshan Road, Huangdao District, Qingdao City Fax: / Email: / Contact Person: / Mobile: /

Through equal consultation, the Lender and Borrower has reached an agreement regarding the matter of issuing a loan by Lender to Borrower, and hereby conclude and enter into this Contract.

Part 1 Basic Agreement

Article 1:	Purpose of borrowing

The borrowing hereunder is used for purchasing raw materials. Without written consent of the Lender, the Borrower shall not use the borrowing for other purpose, and the Lender is entitled to supervise the use of borrowing.

Article 2:	Revolving line of credit and service life

2.1	The revolving line of credit hereunder is RMB2.8 Million (in words: Two Million Eight Hundred Thousand) (in case of discrepancy between the amount in words and in figures, the amount in words shall prevail).

2.2	The service life of revolving line of credit hereunder is as of the effective date hereof till July 10, 2018. Within such period, the Borrower may use the foregoing line of credit revolvingly, provided the amount of withdrawal each time must not be less than RMB50 Thousand, and the borrowing balance at any time within such period must not exceed the revolving line of credit. As agreed by the lending and borrowing parties per consultation, the service life of revolving line of credit may be extended, and both parties shall otherwise sign the “Online Revolving Loan Contract Elements Modification Agreement”.

2.3	The term of borrowing for each withdrawal by the Borrower starts from the actual withdrawal date until the agreed repayment date, subject to the record in receipt for a loan, but the term of borrowing for each withdrawal shall be 7 days at least and 1 year at most.

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2.4	The withdrawal within the service life of revolving line of credit hereunder is carried out according to the following Subparagraph (1):

(1)	Committed withdrawal, namely under the precondition of conforming to contract agreement, within the revolving line of credit and its service life, the Borrower may make withdrawal and repayment at any time. (Except for the circumstances caused by factors such as adjustment of national policy etc.)

(2)	Conditional withdrawal, namely under the precondition of conforming to contract agreement, within the revolving line of credit and its service life, the Borrower may apply for withdrawal at any time, but the Lender may decide whether or not to issue borrowing and release time according to its permissive condition of credit capital allocation.

Article 3:	Interest rate and interest

3.1	[Method of determining borrowing rate]

The borrowing rate is determined according to the following No. (3) method:

(1)	Fixed interest rate, annual interest rate is / %, and it remains unchanged within the validity period of contract.

(2)	The borrowing rate is determined by the benchmark interest rate plus a floating range, among them, the benchmark interest rate is the People’s Bank of China’s benchmark lending rate at the level corresponding to the term of such borrowing on withdrawal date, the floating range is / % / (upward/downward/zero), and the floating range remains unchanged within the contract period. After the Borrower’s withdrawal, the borrowing rate takes / (1/3/6/12) months as a period and will be adjusted at every one period to calculate the interest by stage. The date of determining the interest rate for the second period will be the corresponding date after the expiry of one period after withdrawal date, if such date corresponding to withdrawal date is not available in the month of adjustment, then the corresponding date will be the last day of such month, and the same shall apply thereafter.

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(3)	The interest rate for every borrowing is determined by the benchmark interest rate plus floating range, among them, the benchmark interest rate is the Loan Prime Rate (LPR) of year (year/month) term published by National Interbank Funding Center on the working day before the date of issuing every borrowing, the floating range is / % (upward/downward/zero) or plus (plus/minus/zero) 92 base point(s) (one base point represents 0.01%). The borrowing rate after the withdrawal of every borrowing will be determined according to the following No. A method:

A.	It takes 3 (1/3/6/12) month(s) as a period and will be adjusted at every one period to calculate the interest by stage. The date of determining the interest rate for the second period and each period thereafter will be corresponding date after the expiry of one period after the withdrawal of every borrowing, the Lender will adjust the borrowing rate according to the floating range and Loan Prime Rate published by National Interbank Funding Center for the term mentioned above on the working day before such day. If the date corresponding to withdrawal date is not available in the month of adjustment, then the corresponding date will be the last day of such month. If National Interbank Funding Center has not published the loan prime rate for corresponding term on the working day before the date of determining interest rate, then it shall be subject to the loan prime rate published by National Interbank Funding Center on the previous working day, and so on.

B.	It will not be adjusted during the entire term of borrowing.

(4)	Other: _______________________ / __________________________________________

3.2	Interest will be calculated on daily basis for the borrowing hereunder starting from the actual withdrawal date, and will be settled on monthly (monthly/quarterly/semi-annually) basis. Upon borrowing maturity, the interest shall be paid off together with the principal. Among them, daily interest rate=annual interest rate/360.

3.3	The overdue punitive interest rate hereunder is determined by charging extra 50% based on the original borrowing rate, and the punitive interest rate for misappropriation of borrowing is determined by charging extra 100% based on the original borrowing rate.

3.4	Apart from interest, the Lender may charge the Borrower the commitment fee, which will be charged from Borrower in a lump sum or by installments according to the balance between the amount of this Contract and the amount already withdrawn by the Borrower (average daily balance within charging period), the rate will be determined according to 3%-5% annual rate, or may be charged according to agreement.

3.5	For charging related inquiry (complaint), please call 95588 or contact the Lender’s banking office.

Article 4:	Withdrawal

The Borrower may withdraw the borrowing hereunder through the following method:

(1)	Withdraw the borrowing directly from the banking office designated by the Lender.

(2)	Self-help withdraw the borrowing through the online banking of ICBC.

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Article 5:	Repayment

The Borrower shall make bullet repayment of the borrowing hereunder upon the maturity date of borrowing, and may also make early repayment through the Lender’s banking office or online banking of ICBC as agreed herein, apart from the last repayment, the amount of early repayment shall not be less than RMB   /  .

Article 6:	Account

The Borrower shall open an account at place of Lender or designate the following account as the special account for withdrawal and repayment: [_].

Article 7:	Guarantee

If the borrowing hereunder is a maximum guaranteed loan, the corresponding maximum guarantee contracts are as follows:

Name of the Maximum Guarantee Contract: ① Maximum Mortgage Contract (No.: 0380300008-2014 N N. E. (D) Z. No. 00134; 0380300008-2015 N N. E. (D) Z. No. 0064)

The Mortgagor: Cui Rongfeng

Name of the Maximum Guarantee Contract: ② Maximum Guarantee Contract (No.: 0380300008-2016 N N. E. (B) Z. No. 0810)

The Guarantor: Cui Rongfeng, Wang Yanjuan

Article 8:	Dispute settlement

The conclusion, effectiveness, interpretation, performance and dispute settlement of this Contract will be governed by the laws of the People’s Republic of China. During contract performance, for all disputes arising herefrom or related hereto, the interested parties shall first settle through consultation. If consultation fails, a lawsuit may be filed to the competent court at the place of Lender for settlement.

Article 9:	Miscellaneous

This Contract is made in duplicate, the Borrower and Lender holds one copy respectively, and both of them shall have the same legal effect.

Article 10:	Other matters agreed by both parties

Without written consent of the Lender, the Borrower shall not provide assured guarantee externally, otherwise it will be deemed as breach of contract, and the Lender is entitled to early announce the maturity of financing and recover the financing.

Industrial and Commercial Bank of China Limited Qingdao Shinan Second Sub-branch (Seal)	Qingdao Tiandihui Foodstuffs Co., Ltd. (Seal)

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Part 2 Specific Terms and Conditions

Article 1:	Interest rate and interest

1.1	If the borrowing rate hereunder adopts floating interest rate, the rules for interest rate adjustment after the borrowing becomes overdue will still be executed according to the original method.

1.2	The expiry date for interest is the 20th day of every calendar month if the interest on borrowing is settled on monthly basis; and the 20th day of the last calender month of every quarter if settled on quarterly basis; and on June 20 and December 20 every year if settled on semi-annually basis.

1.3	The first interest period starts from the Borrower’s actual withdrawal date till the first expiry date for interest; the last interest period starts from the next day after end of previous interest period till the final repayment date; and the rest interest periods start from the next day after the end of previous interest period till the next expiry date for interest.

1.4	Interest of the loan = the borrowing principal * daily interest rate * actual days used. If to repay average principal plus interest, the calculating formula is as follows:

Total principal plus interest per period = the borrowing principal * interest rate per period * (1+ interest rate per period) number of repaying period / (1+ interest rate per period) number of repaying period - 1

1.5	In case of adjustment of measures by the People’s Bank of China for determining the loan interest rate, then relevant regulations of the People’s Bank of China shall apply for handling, and the Lender will not serve any further notice to the Borrower.

1.6	When signing this Contract, if it is determined that the borrowing rate is executed by floating a certain percentage downwards from relevant loan benchmark interest rate published by the People’s Bank of China or the Loan Prime Rate (LPR) published by National Interbank Funding Center, the Lender is entitled to conduct reassessment every year on the preferential interest rate offered to the Borrower, voluntarily decide to cancel, in whole or in part, the preferential interest rate offered to the Borrower according to national policy, Borrower’s credit status and changes in loan guarantee etc., and inform the Borrower timely.

Article 2:	Withdrawal of borrowing and payment

2.1	Borrower’s withdrawal of borrowing must satisfy the following preconditions, otherwise the Lender has no obligation to issue any amount to the Borrower, except for the Lender agrees upon advance lending:

(1)	Upon every withdrawal, the statement and guarantee made by the Borrower hereunder are still authentic, accurate and complete, and no default circumstance has occurred hereunder or under other contracts signed by and between the Lender and Borrower;

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(2)	Apart from fiduciary loan, the Borrower has provided corresponding guarantee as required by the Lender, and relevant guarantee formalities have been gone through, there is no change adverse to the Lender occurs, and the guarantee quota is adequate.

(3)	If the Borrower withdraws the borrowing through online banking of ICBC, the “Industrial and Commercial Bank of China Online Banking Enterprise Customer Service Agreement” signed by and between the Borrower and Lender is always valid.

(4)	For conditional revolving withdrawal, the Lender has sufficient allocatable credit fund. For committed revolving withdrawal, the Lender has sufficient allocatable credit fund at the last day of the month. The allocatable credit fund means the credit scale formulated by the Lender and disbursable to a specific domain within a certain period according to the relevant credit policy of the country.

2.2	If the Borrower withdraws the borrowing through the banking office designated by the Lender, the Borrower shall fill in and submit corresponding receipt for a loan to the Lender at least five banking days in advance. Once the receipt for a loan has been submitted, it cannot be revoked without written consent of the Lender.

2.3	If the Borrower withdraws the borrowing through online banking of ICBC, the Borrower shall sign the “Industrial and Commercial Bank of China Online Banking Enterprise Customer Service Agreement” with the Lender, commit to comply with “Industrial and Commercial Bank of China Online Banking Regulations” and relevant transaction rules, and operate according to relevant transaction rules. The withdrawal instruction submitted by the Borrower through online banking of ICBC and confirmed by the Lender is deemed as the receipt for a loan.

2.4	After the Borrower has satisfied the preconditions, when the Lender has transferred the borrowing into the account designated by the Borrower, it will be deemed as the Lender has released the borrowing as agreed in this Contract.

2.5	Pursuant to relevant regulatory provisions and Lender’s management requirements, for the borrowing withdrawn and used by adopting Lender’s entrusted payment, according to the Borrower’s withdrawal request and payment entrustment, the Lender will pay the borrowing fund to the payment object conforming to the purpose agreed in this Contract.

2.6	When handling entrusted payment, upon withdrawal, the Lender shall provide Borrower the account information of its payment object and supporting documents proving that the withdrawal meets the agreed purpose. The Borrower shall guarantee that all materials provided to the Lender are authentic, complete and effective.

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2.7	When handling entrusted payment, the Lender only carries out formal examination on relevant materials such as information of payment object, supporting documents on borrowing usage etc. provided by the Borrower, if the Lender fails to complete the entrusted payment in due time due to relevant materials provided by the Borrower are not authentic, accurate and complete, the Lender will not bear any responsibility therefor.

2.8	If per examination the Lender finds that relevant materials such as usage supporting documents etc. provided by the Borrower are inconsistent or have other defects, the Lender is entitled to ask the Borrower to supplement, replace, explain or resubmit relevant materials, before the Borrower has submitted materials satisfactory to the Lender, the Lender is entitled to refuse to release and pay relevant amounts.

2.9	According to the Borrower’s different purposes of borrowing, the Lender is entitled to ask the Borrower, independent intermediary agency and other related party to issue relevant supporting documents such as joint certification form etc., and the Borrower will issue and pay the financing amounts according to such supporting documents.

2.10	If per examination the Lender thinks the materials provided by the Borrower is consistent with the purpose of borrowing agreed and the withdrawal is conforming to the agreement hereof, the Lender will first transfer the borrowing into the account designated by the Borrower, and then transfer the corresponding amount into the account of Borrower’s payment object according to the needs and relevant business vouchers submitted by the Borrower.

2.11	In case of any one of the following circumstances, the Lender is entitled to confirm the issuing and payment conditions of borrowing again, or stop issuing and paying the borrowing:

(1)	The Borrower provides false or invalid materials to the Lender to acquire the borrowing;

(2)	The Borrower encounters material adverse change in production and management, derating of credit status, or default under this Contract;

(3)	The Borrower fails to withdraw and pay the borrowing amount as agreed herein, and abnormality occurs in the use of borrowing amount;

(4)	The Borrower violates the agreement hereof or relevant regulatory provisions, and evades the entrusted payment by breaking up the whole into parts;

(5)	The loan account designated by the Borrower or the account of payment object is frozen or stopped of payment by competent authority.

2.12	If the loan account designated by the Borrower or the account of its payment object is frozen or stopped of payment by competent authority, resulting in the Lender is unable to complete the entrusted payment in due time as entrusted by the Borrower, the Lender will not bear any responsibility therefor, and also it will not affect the Borrower’s repayment obligation already incurred hereunder.

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2.13	If the borrowing hereunder is self-paid by the Borrower, the Borrower commits to accept and actively cooperate with the Lender’s examination and supervision on the use condition including the purpose of financing amount by means of account analysis, voucher checking and onsite investigation etc., and regularly propose summary report on the use condition of borrowing as required by the Lender.

2.14	If the Lender suffers loss due to the materials provided by the Borrower to the Lender are unauthentic, incomplete or invalid, the Borrower shall compensate.

2.15	Where the Lender fails to issue and pay the borrowing in due time as agreed herein, the Lender shall bear the corresponding responsibility for breach of contract, except for otherwise agreed herein.

2.16	If due to war, natural disaster and other unforeseeable, unavoidable and insurmountable force majeure events, or the Lender’s system failure, communication failure and other accidents, and thereby causing the Lender fail to pay corresponding amounts in due time, the Lender will not bear any responsibility therefor, but the Lender shall promptly inform the Borrower by phone or written notice.

Article 3:	Repayment

3.1	The Borrower shall repay in full the borrowing principal, interest and other payables in due time as agreed herein. On repayment date and previous banking day before every expiry date for interest, the Borrower shall deposit the interest payable, principal and other payables in current period in full into the repayment account opened in or designated by the Lender, the Lender is entitled to initiatively collect by transfer on such repayment date or expiry date for interest, or ask the Borrower to cooperate to go through relevant transfer formalities. If the amounts in repayment account is not sufficient to pay the Lender all due payables, the Lender is entitled to decide the satisfaction order thereof.

3.2	When applying for early repayment of borrowing in whole or in part, the Borrower shall propose written application to the Lender, or submit the early repayment instruction to the Lender through online banking of Industrial and Commercial Bank of China.

3.3	If the Lender agrees upon early repayment, on the date of early repayment, the Borrower shall also pay off the due and payable borrowing principal, interest and other payables as agreed herein till the date of early repayment at the same time.

3.4	If the actual term of borrowing is shortened due to the Borrower’s early repayment or the Lender early recovers the borrowing according to the agreement hereof, the corresponding grade of interest rate will not be adjusted, and the original borrowing rate shall still apply.

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Article 4:	Guarantee

4.1	Apart from fiduciary borrowing, the Borrower shall provide legal and effective guarantee approved by the Lender for performance of its obligations hereunder. And the guarantee contract will be signed otherwise.

4.2	If the collateral hereunder suffers damage, depreciation, ownership dispute, is sealed up or detained, or the mortgagor arbitrarily disposes the collateral, or adverse change occurs in financial condition of the guarantor of assured guarantee, or other changes adverse to the creditor’s rights of the Lender occur, the Borrower shall promptly inform the Lender and otherwise provide other guarantee approved by the Lender.

4.3	The Lender is entitled to reappraise the value of the collateral and the guaranty ability of the guarantor regularly or irregularly. If the appraised value of the collateral is decreased, or the appraised guaranty ability of the guarantor is reduced, the Borrower shall provide additional guarantee which shall be equivalent to the value decreased or ability reduced, or shall provide other guarantee with which the Lender is recognized.

4.4	With the consent of the Lender, if pledge guarantee is provided by means of account receivable for the borrowing hereunder, within the validity period of this Contract, in case of any one of the following circumstances, the Lender is entitled to declare early maturity of the borrowing; ask the Borrower to immediately repay, in whole or in part, the borrowing principal and interest; or add the legal, effective and adequate guarantee approved by the Lender:

(1)	The bad debt rate of the pledger of account receivable to the payer’s account receivable rises for 2 consecutive months;

(2)	The matured but unrecovered account receivable from the payer to the pledger of account receivable is accounting for over 5% of the payer’s balance of account receivable;

(3)	Trade dispute (including but not limited to dispute in the aspects of quality, technology and service) arises between the pledger of account receivable and payer or other third party, causing the account receivable cannot be repaid on time upon maturity.

Article 5:	Representations and warranties

The Borrower makes the following representation and warranties to the Lender, and such representations and warranties are always valid within the validity period hereof:

5.1	Possess the Borrower subject qualification pursuant to law, eligible and capable of signing and performing this Contract.

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5.2	The signing of this Contract has acquired all necessary authorizations or approvals, the signing and performance of this Contract do not violate the provisions of articles of association, shareholders’ capital contribution agreement, association agreement, partnership agreement and relevant laws and regulations; nor contradict with the due obligations under other contracts.

5.3	Other debts payable have been repaid on time, and there is no malicious default on bank loan principal and interest.

5.4	There is no significant lawbreaking behavior in the course of production and management within the last year, and current senior managerial staffs have no major adverse record.

5.5	All documents and materials provided to the Lender are authentic, accurate, complete and effective, and there is no false record, major omission or misleading statement.

5.6	The litigation, arbitration or claim event involved in by the Borrower is not concealed from the Lender.

5.7	Has learned and fully understood all kinds of transaction rules of the e-banking system of ICBC online banking related to this Contract.

Article 6:	Borrower’s commitment

6.1	Withdraw and use the borrowing according to the term and purpose agreed herein, the borrowing amount will not be used for repaying the principal and interest of loan, nor in any way flow into securities market, futures market or real estate market; nor be used for other purpose prohibited or restricted by relevant laws and regulations.

6.2	Repay the borrowing principal, interest and other payables as agreed herein.

6.3	Accept and actively cooperate with the Lender’s examination and supervision on the use condition including the purpose of borrowing fund by means of account analysis, voucher checking and onsite investigation etc., and regularly propose summary report on the use condition of borrowing fund as required by the Lender.

6.4	Accept the Lender’s credit checks, promptly provide authentic, accurate and complete financial materials and other materials reflecting the Borrower’s debt paying ability as required by the Lender, including all banks of deposit, bank accounts, balance of deposits etc., and actively assist and cooperate with the Lender for the investigation, understanding and supervision of its production, management and financial conditions.

6.5	When proceeding merger, separation, capital reduction, changes in equity, joining in partnership, withdrawal from partnership, significant assets and creditor’s rights transfer, major foreign investment, substantial increase of debt financing and other actions might cause adverse impact on the Lender’s rights and interests, the Borrower shall ask for the Lender’s written consent in advance.

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6.6	In case of any one of the following circumstances, inform the Lender promptly:

(1)	Change of name, official seal, articles of association, domicile, legal representative or responsible person, contact address etc.

(2)	Discontinuation of business, dissolution, liquidation, suspension of business for rectification, being revoked of the business license, being deregistered or filing (being filed) for bankruptcy;

(3)	Involve in or might involve in major economic dispute, litigation, arbitration; or assets are sealed up, detained or under compulsory execution; or being filed a case for investigation or taken punishment measures pursuant to law by competent authority such as judicial authority, tax authority, industry and commerce organ etc.

(4)	Shareholder, director and current senior managerial staff or partner and contributor are suspected of being involved in important case or economic dispute.

6.7	Promptly, comprehensively and accurately disclose related party relations and related transaction to the Lender.

6.8	Promptly sign to receive all kinds of notices sent or served by other means by the Lender.

6.9	Do not dispose own assets by means of reducing the debt paying ability; the guarantee provided to the third party does not damage the Lender’s rights and interests.

6.10	Bear the costs incurred to the Lender in realizing the creditor’s rights hereunder, include but not limited to attorney fee, assessment fee, auction fee etc.

6.11	The satisfaction order of Borrower’s debt hereunder is superior to the debt of Borrower owed to its shareholder, legal representative or responsible person, partner, major contributor or key management personnel, and shall be at least under equal status as similar debts owed to other creditors of the Borrower.

6.12	Has learned and fully understood all kinds of transaction rules of the e-banking system of ICBC online banking related to this Contract; properly safekeeps customer certificate and password, all operations by using the Borrower’s customer number (card number), password or customer certificate will be deemed as the action of Borrower, and electronic information records generated therefrom will be taken as the proof and the voucher for handling the debtor-creditor relationship hereunder.

6.13	If the borrowing hereunder is issued by means of credit, the Borrower commits to regularly report the situation of external guarantee to the Lender completely, authentically and accurately. If the guarantee provided externally might affect the performance of obligations hereunder, the written consent of the Lender is required.

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6.14	Strengthen environmental and social risks management, and accept the Lender’s supervision and examination for that. If the Lender requests, the Borrower shall submit environmental and social risks report to the Lender.

Article 7:	Lender’s commitment

7.1	Issue the borrowing to the Borrower as agreed herein.

7.2	Keep the private materials and information provided by the Borrower related to the aspects of finance, operation and management confidential, except for otherwise prescribed by laws and regulations and otherwise agreed herein.

Article 8:	Breach of contract

8.1	In case of any one of the following circumstances, it constitutes the Borrower’s breach of contract:

(1)	The Borrower fails to repay the borrowing principal and interest and other payables hereunder as agreed, or fails to perform any other obligations hereunder, or violates any representation, warranty or commitment hereunder;

(2)	Change adverse to the Lender’s creditor’s rights occurs in the guarantee hereunder, and the Borrower fails to otherwise provide other guarantee approved by the Lender;

(3)	The Borrower fails to repay any other debts after the maturity (including being declared immediate maturity), or fails to perform or violates the obligations under other agreements, which already or might affect the performance of its obligations hereunder:

(4)	The Borrower’s financial indexes such as profitability, debt paying ability, operation capability and cash flow etc. break through the arranged standard, or deteriorate and already or might affect the performance of its obligations hereunder;

(5)	Material adverse change occurs in the Borrower’s production, management and foreign investment, which already or might affect the performance of its obligations hereunder;

(6)	The Borrower or its shareholder, legal representative or responsible person, partner, main individual investor or key management personnel involves in or might involve in major economic dispute, litigation, arbitration; or assets are sealed up, detained or under compulsory execution; or being filed a case for investigation or taken punishment measures pursuant to law by judicial authority or administrative agency; or being exposed by media due to violation of relevant national regulations or policies, which already or might affect the performance of its obligations hereunder;

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(7)	The Borrower’s change in equity or change of holding relations, partnership, association relations; abnormal change of partner, main individual investor or key management personnel; or such personnel are missing or under investigation or restriction of personal liberty by judicial authority pursuant to law, which already or might affect the performance of its obligations hereunder;

(8)	The Borrower utilizes the false contract with the related party, and fraudulently obtains capital or credit from the Lender by utilizing transactions without actual transaction background; or the Borrower intentionally evades from the creditor’s rights of Lender through related transaction;

(9)	The Borrower already has been or might be under discontinuation of business, dissolution, liquidation, suspension of business for rectification, be revoked of the business license, be deregistered or filing (being filed) for bankruptcy;

(10)	The Borrower causes liability accident, significant environmental and social risks events due to violation of laws and regulations, regulatory provisions or industry standard related to food safety, safety production, environmental protection and other environmental and social risks management, which already or might affect the performance of its obligations hereunder;

(11)	The Borrower’s legal representative or responsible person, partner, main individual investor or key management personnel involves in illegal acts such as underworld activities, drug taking, gambling, smuggling etc.;

(12)	The Borrower owes taxes, money or regularly delays to pay the wages to employees;

(13)	Default occurs in personal loan or credit card of the Borrower’s legal representative or responsible person, partner, main individual investor or key management personnel;

(14)	Other circumstances might cause adverse impact on the Lender’s realization of creditor’s rights hereunder.

8.2	In case of breach of contract by the Borrower, the Lender is entitled to take one or several of the following measures:

(1)	Ask the Borrower to correct the noncompliance within a time limit;

(2)	Stop issuing the borrowing and other financing amounts to the Borrower according to this Contract and other contracts between the Lender and Borrower, cancel in whole or in part the borrowing and other financing amounts not withdrawn by the Borrower;

(3)	Declare immediate maturity of the outstanding borrowing and other financial amounts under this Contract and other contracts between the Lender and Borrower, and immediately recover the outstanding amounts;

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(4)	Ask the Borrower to compensate other losses caused to the Lender due to its breach of contract;

(5)	Other measures stipulated in laws and regulations, agreed herein or the Lender thinks necessary.

8.3	If the Borrower fails to repay upon the maturity of borrowing (including being declared immediate maturity), the Lender is entitled to charge the penalty interest according to the overdue punitive interest rate agreed herein as of the overdue date. If the Borrower fails to pay the interest on time, the compound interest will be charged according to the overdue punitive interest rate.

8.4	If the Borrower fails to use the borrowing according to the purpose agreed herein, the Lender is entitled to charge penalty interest according to the punitive interest rate for misappropriation of borrowing for the part of misappropriation starting from the date on which the borrowing is misappropriated; if the interest is not paid on time during the period of misappropriation of borrowing, the compound interest will be charged according to the punitive interest rate for misappropriation of borrowing.

8.5	If the Borrower involves in the circumstances as mentioned in preceding Paragraph 8.3 and 8.4, the punitive interest rate will be determined according to the higher one, such punishments shall not be imposed concurrently.

8.6	If the Borrower fails to repay the borrowing principal, interest (including penalty interest and compound interest) or other payables on time, the Lender is entitled to make an announcement via media for collection.

8.7	If changes occur in the controlling or controlled relations between the Borrower’s related party and the Lender, or the Borrower’s related party involves in other circumstances other than those mentioned in Subparagraph (1) and (2), Paragraph 8.1, which already or might affect the performance of the Borrower’s obligations hereunder, the Lender is entitled to take all measures as agreed herein.

Article 9:	Deduction

9.1	If the Borrower fails to repay the matured (including being declared immediate maturity) debts hereunder as agreed, the Lender is entitled to deduct corresponding amounts from all local and foreign currency accounts opened by the Borrower in the Lender or other branch of Industrial and Commercial Bank of China for repayment, until the Borrower has repaid in full all the debts hereunder.

9.2	If the currency of deduction amount is different from the currency herein, it will be converted according to the exchange rate applied by the Lender on deduction date. Interest and other expenses incurred during the deduction date and repayment date (the date on which the Lender converts the deduction amount into contract currency and actually repays the debts hereunder according to national foreign exchange management policy), and the balance generated from the exchange rate fluctuation during such period will be borne by the Borrower.

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9.3	If the Borrower’s deduction amount is not sufficient for repaying all debts to the Lender, the Lender is entitled to decide the satisfaction order.

Article 10:	Transfer of rights and obligations

10.1	The Lender is entitled to transfer, in whole or in part, all its rights hereunder to the third party, and such transfer action of the Lender can be conducted without the consent of Borrower. Without written consent of the Lender, the Borrower shall not transfer any of its rights and obligations hereunder.

10.2	The Lender or Industrial and Commercial Bank of China Limited (“ICBC”) may authorize or entrust other branches of ICBC to perform the rights and obligations hereunder according to the needs of operation and management, or put the creditor’s rights of loan hereunder under the undertaking and management by other branches of ICBC, the Borrower hereby agrees upon that, the Lender’s preceding actions can be conducted without further consent of Borrower. Other branch of ICBC undertaking the Lender’s rights and obligations is entitled to exercise all rights hereunder, and is entitled to file a lawsuit, recourse to arbitration or apply for compulsory execution in the name of such branch regarding the dispute hereunder.

Article 11:	Effectiveness, modification and rescission

11.1	This Contract becomes effective as of the date of signature, until the Borrower’s obligations hereunder all have been performed.

11.2	Any modification to this Contract shall be made in writing (including electronic data form) by consensus of each party. The modified clause or agreement constitute a part of this Contract and has the same legal effect as this Contract. Apart from the modified part, the rest parts of this Contract are still effective, and the original clause still remains effective before the effectiveness of modified part becomes.

11.3	The modification and rescission of this Contract do not affect the rights of contracting parties to ask for loss compensation. The rescission of this Contract does not affect the effect of clauses related to dispute settlement.

Article 12:	Governing law and dispute settlement

12.1	The conclusion, effectiveness, interpretation, performance and dispute settlement of this Contract will be governed by the laws of the People’s Republic of China.

12.2	For all disputes arising herefrom or related hereto, both parties shall first settle them through consultation; if consultation cannot be carried out or consultation fails, disputes will be settled according to the method agreed herein.

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Article 13:	Confirmation of address for delivery of the litigation documents

13.1	The Borrower confirmed that the address on the first page of this contract shall be the address for delivery of the litigation documents hereunder. Litigation documents including but not limited to summons, notice of court session, judgment, ruling, mediation document, notice of fulfillment within a time limit, etc.

13.2	The Borrower agree that the fax and Email on the first page of this contract could be used by the court to deliver the litigation documents, except for judgment, ruling and mediation document.

13.3	The above provisions are applicable at each stage of the litigation procedures including first trial, second trial, retrial and execution. The court may mail to the above mentioned address directly upon delivery.

13.4	The Borrower shall confirm the authenticity and effectiveness of the information written on this contract including address, contact person, fax and Email. If there is any alteration, the Borrower shall give written notice to the Lender in time, or the delivery to the original address shall be deemed effective, and the Borrower shall undertake the liabilities that may arise on his own.

Article 14:	Entire contract

Part 1 “Basic Agreement” and Part 2 “Specific Terms and Conditions” herein jointly constitute an entire “Online Revolving Loan Contract”, and the same word in these two parts shall have the same meaning. The Borrower’s borrowing is bound by the preceding two parties jointly.

Article 15:	Notice

14.1	All notices hereunder shall be sent in writing (including electronic data form). Unless otherwise agree, both parties designate the domicile specified herein as the communication and contact address. In case of change of communication address or other contact methods, either party shall promptly inform the other party in writing.

14.2	If either party hereto refuses to sign to receive or in case of other undeliverable circumstances, the notifying party may deliver through notarization and announcement.

Article 16:	Special agreement on value added tax

15.1	The interests and expenses paid by the Borrower to the Lender under this Contract are the price including tax.

15.2	If the Borrower asks the Lender to issue value added tax invoice, the Borrower shall first carry out information registration in the place of Lender, registered information include the Borrower’s full name, taxpayer identification number or social credit code, address, phone number, bank of deposit and account number. The Borrower shall ensure to provide relevant authentic, accurate and complete information to the Lender, and provide relevant supporting documents as required by the Lender, and specific requirements will be published by the Lender through branch notice or website announcement.

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15.3	If the Borrower voluntarily receives value added tax invoice, the Borrower shall provide the Lender the power of attorney affixed with official seal to designate the receiver and specify the receiver’s ID card number information, and the designated receiver will receive the value added tax invoice with the original ID card; in case of change of designated receiver, the Borrower needs to issue the power of attorney affixed with official seal to the Lender again. If the Borrower chooses to collect value added tax invoice by mail, the Borrower shall also provide correct and accurate and deliverable mailing information; in case of change of mailing information, the Borrower shall promptly inform the Lender in writing.

15.4	If the Lender is unable to promptly issue value added tax invoice due to natural disaster, act of government, abnormal social events and other force majeure events or the reason of tax authority, the Lender is entitled to postpone issuing invoice and will not bear any responsibility therefor.

15.5	After the value added tax invoice has been received by the Borrower or the Lender has delivered it to the third party for mailing, in case of lost, damaged or overdue invoice or other reasons not attributable to the Lender, and thereby causes the Borrower unable to receive corresponding page of value added tax invoice or unable to make deduction in due time, the Lender will not be responsible for compensating relevant economic losses of the Borrower.

15.6	If due to the occurrence of sales return, suspension of taxable service or incorrect invoicing, both deduction page and invoice page cannot be identified etc., and value added tax special credit note needs to be issued, if pursuant to the provisions in relevant laws, regulations and policy documents, the Borrower needs to submit the “Information Form for Issuing Value Added Tax Special Credit Note” to the tax authority, then the Borrower shall submit the “Information Form for Issuing Value Added Tax Special Credit Note” to the tax authority, after tax authority has examined and approved it and informed the Lender, the Lender will issue the value added tax special credit note.

15.7	During the contract performance, in case of adjustment of national tax rate, the Lender is entitled to adjust the price agreed herein according to the changes in national tax rate.

Article 17:	Miscellaneous

16.1	The Lender’s failure to exercise, or partial exercise of, or delay in exercising any rights hereunder will not constitute the waiver or change of such rights or other rights, nor affect its further exercise of such rights and other rights.

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16.2	Any clause of this Contract becomes invalid or unenforceable will not affect the validity and enforceability of other clauses, nor affect the effectiveness of entire contract.

16.3	Pursuant to the provisions of relevant laws and regulations or requirements of financial supervisory authority, the Lender is entitled to provide the information related to this Contract and other relevant information of the Borrower to the credit information system of People’s Bank of China and other credit information database established pursuant to law, for the inquiry and use by eligible organization or individual. The Lender is also entitled to inquire about relevant information of the Borrower through the credit information system of People’s Bank of China and credit information database established pursuant to law for the purpose of concluding and performing this Contract.

16.4	The words such as “related party”, “related party relations”, “related party transaction”, “main individual investor”, “key management personnel” etc. stated herein and the same words in the “Accounting Standards for Business Enterprises No. 36 -- Related Party Disclosure” (C. H. [2006] No. 3) promulgated by Ministry of Finance and the modification of such Standards thereafter shall have the same meaning.

16.5	The environmental and social risks stated herein mean the hazards and relevant risks might be brought to the environment and society from the construction, production and operation activities of the Borrower and its important related parties, including environmental and social issues related to energy consumption, pollution, land, health, safety, resettlement of inhabitant, ecological protection, and climate change etc.

16.6	The receipts and vouchers prepared and kept by the Lender according to its business rules for the borrowing hereunder constitute the effective evidence proving the debtor-creditor relationship between lending and borrowing parties, and have binding effect on the Borrower.

16.7	The Borrower has learned and fully understood all kinds of transaction rules of the e-banking system of ICBC online banking related to this Contract; properly safekeeps customer certificate and password, all operations by using the Borrower’s customer number (card number), password or customer certificate will be deemed as the action of Borrower, and electronic information records generated therefrom will be taken as the proof and the voucher for handling the financing relationship hereunder.

16.8	In this Contract,

(1)	The mention of this Contract shall include the modification or supplement to this Contract;

(2)	Headings of articles are used for reference only, and do not constitute any interpretation of this Contract, nor constitute any limitation to the contents under the heading and the scope thereof.

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Both parties hereby confirm that: the lending and borrowing parties have carried out sufficient consultation regarding all terms and conditions of this Contract. The Lender has reminded the Borrower to pay special attention to all terms and conditions regarding the rights and obligations of both parties, and have comprehensive and accurate understanding of them; and the Lender has made interpretation and explanation on relevant terms and conditions as requested by the Borrower. The Borrower has carefully read and fully understood all contract terms and conditions (including Part 1 “Basic Agreement” and Part 2 “Specific Terms and Conditions”), the lending and borrowing parties have completely the same understanding in all terms and conditions of this Contract, and have no disagreement upon the contract contents.

Lender (Seal):

Industrial and Commercial Bank of China Limited Qingdao Shinan Second Sub-branch
(Seal)

Responsible person/authorized agent: Li Juan (Signature)

Borrower (Seal):

Qingdao Tiandihui Foodstuffs Co., Ltd. (Seal)

Responsible person/authorized agent: Cui Rongfeng (Signature)

Date of contract: July 12, 2017

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